Exhibit 99.1

ConnectM’s Keen Labs Introduces Hi-E™ Energy Storage Line for Long-Duration and VPP Applications in a $100 Billion+ Distributed Energy Storage Market

MARLBOROUGH, Mass., December 29, 2025 (GLOBE NEWSWIRE) – ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced that Keen Labs, its AI and technology subsidiary, has introduced the Hi-E™ line of energy storage systems for long-duration and virtual power plant (“VPP”) applications.

Developed by Keen Labs, the Hi-E™ line leverages high energy density Lithium Iron Phosphate (LiFePO₄) technology and is designed for residential and light commercial buildings. Hi-E™ systems provide grid backup for whole-home or targeted electrical loads, support load leveling, and help customers manage peak time-of-use pricing. In markets where a relationship exists with the local utility, Hi-E™ systems can also participate as controllable assets in VPP programs using ConnectM’s proprietary power electronics architecture and energy management platform. Initially offered in 2 kWh to 5 kWh modules, the Hi-E™ line can be configured or bundled to meet specific energy requirements for a wide range of applications.

Built for Flexibility and Lowering Energy Costs

The Hi-E™ line is designed for environments where flexibility in both space and duration of use is critical to maximizing ease of use and minimizing cost:

•	Integrated with Keen Heat Pumps: Hi-E™ provides reliable, clean power to ConnectM’s Keen Heat Pumps, reducing wear on the devices while helping users lower their overall energy costs.

•	VPP-Ready: Where supported by local utilities, Hi-E™ can function as part of a VPP, dynamically supporting individual electric assets such as induction cooktops, heat pumps, and LED lighting systems.

•	Scalable Architecture: Multiple Hi-E™ modules can be bundled to deliver longer duration, higher capacity solutions tailored to specific residential or small commercial sites.

By absorbing and releasing energy intelligently, the Hi-E™ system helps reduce peak-load stress, extends useful life of connected assets, and lowers total cost of ownership across a range of equipment and use cases.

Digital-Native by Design

Each Hi-E™ system is designed to integrate natively with Keen Labs’ Energy Intelligent Network™, providing:

•	Real-time telemetry and health monitoring at the asset and fleet level;

•	Data feeds into ConnectM’s analytics and optimization engines; and

•	Optional direct integration into customer data platforms and energy management systems.

Customers can deploy Hi-E™ as a standalone storage module, as part of broader ConnectM and Keen Labs solutions, or as a digitally connected asset within existing energy and infrastructure stacks.

About ConnectM Technology Solutions, Inc.

ConnectM brings together technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics and technology subsidiary Keen Labs, the Company delivers AI-powered electrification, distributed energy, last-mile delivery and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs, a wholly owned technology subsidiary of ConnectM, develops the AI, control and energy intelligence platforms that underpin the Company’s solutions. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ and Hi-E™ lines of energy storage systems, smart heat pumps and connected vehicle technologies, all integrated through its Energy Intelligent Network™ to optimize performance across fleets, facilities and distributed energy assets. For more information, visit www.keenlabs.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

irpr@connectm.com

Visit us on social media
LinkedIn
Reddit